UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 5, 2010

Smoky Market Foods, Inc.

(Exact Name of Registrant as Specified in its Charter)
Nevada	000-52180	20-4748589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Estates Drive
Suite 100
Aptos, California	95003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(866) 851-7787

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On March 5, 2010, Smoky Market Foods, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Agreement”) with 70 Limited LLC (the “Purchaser”).  In connection with the Agreement, the Company issued to the Purchaser a secured promissory note (the “Note”) in the amount of $150,000, together with a warrant to purchase up to 450,000 shares of common stock of the Company (the “Warrants”), in exchange for $150,000 in cash.  A copy of the Agreement is attached as Exhibit 10.1 to this Current Report.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In conjunction with the Agreement described in Item 1.01 above, the Company issued to the Purchaser the Note, which bears interest at the rate of 10% per annum.  All accrued and unpaid interest, together with the outstanding principal balance of the Note, is due in full on the one-year anniversary of the issue date.  The Note is secured by a security interest in the commercial lease of the Company’s principal restaurant and in all of the Company’s equipment used in connection with the restaurant.  The security interest is evidenced by a security agreement (the “Security Agreement”) entered into by and between the Company and the Purchaser.  A copy of the Note is attached as Exhibit 10.2 to this Current Report, and a copy of the Security Agreement is attached as Exhibit 10.3 to this Current Report.

Item 3.02                      Unregistered Sales of Equity Securities

As part of the transaction described in Items 1.01 and 2.03 above, on March 5, 2010, the Company offered and sold warrants to purchase 450,000 shares of the Company’s common stock (the “Warrants” and, together with the shares subject to the Warrants, the “Securities”).  Under the terms of the Warrants, the Purchaser has the right to purchase all or any portion of the shares subject to the Warrants at a purchase price of $0.15 per share during a five-year term.  The purchase price is adjustable upon the occurrence of any stock dividend, forward or reverse split, or any merger or similar event with respect to the Company.  The terms and conditions of the Warrants are more fully set forth in the copy of the Warrant attached as Exhibit 4.1 to this Current Report.

The Securities were offered and sold in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, based upon the following: (a) the Purchaser confirmed to the Company that the Purchaser was an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the Purchaser was provided with certain disclosure materials and all other information requested with respect to the Company; (d) the Purchaser acknowledged that the Securities being purchased were “restricted securities” for purposes of the Securities Act and agreed to transfer the Securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing the Securities stating that they were restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a  transaction exempt from registration under the Securities Act.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

4.1	Warrant issued to Purchaser

10.1	Smoky Market Foods, Inc. Note and Warrant Purchase Agreement

10.2	Secured Promissory Note issued to Purchaser

10.3	Security Agreement between Smoky Market Foods, Inc. and the Purchaser

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smoky Market Foods, Inc.

Dated: March 19, 2010	By:	/s/ Edward Feintech
Edward Feintech, Chief Executive Officer